UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) December 29, 2006

Globix Corporation
(Exact name of registrant as specified in its charter)

Delaware	1-14168	13-3781263
(State or other jurisdiction of	(Commission	(IRS Employer Identification No.)
incorporation)	File Number)

2200 West Park Drive
Westborough, MA	01581
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code (508) 616-7800

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a -12)
[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d -(b))
[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e -4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

      (b) On December 29, 2006, Globix Corporation, a Delaware corporation (the “Company”), announced the departure of Peter K. Stevenson as chief executive officer of the Company effective upon the expiration of his employment contract on December 31, 2006. Mr. Stevenson is leaving to pursue other business opportunities and continues to serve as a member of the Company’s board of directors. In connection with his departure as chief executive officer, Mr. Stevenson and the Company entered into a Separation Agreement attached as Exhibit 10.1 hereto, pursuant to which the Company agreed to extend the exercisability of Mr. Stevenson’s options from June 30, 2007 until December 31, 2007.

      (c) On December 29, 2006, the Company announced that Kurt van Wagenen has been promoted to chief executive officer of the Company effective upon Mr. Stevenson’s departure. Mr. van Wagenen will retain his existing responsibilities as president and chief operating officer of the Company.

Item 9.01 Financial Statements and Exhibits

(d) Exhibits

10.1	Separation Agreement and General Release, dated as of December 31, 2006, between
Globix Corporation and Peter K. Stevenson

99	Press release

SIGNATURES

      Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: December 29, 2006	Globix Corporation

By:/s/Gene M. Bauer

	Name:	Gene M. Bauer
	Title:	Senior Vice President,
General Counsel and
Corporate Secretary

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